Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Exchange Listed Funds Trust:

We consent to the use of our report dated June 26, 2015 for Exchange Listed Funds Trust (formerly Exchange Traded Concepts Trust II), incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
 August 24, 2015